Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in this Registration Statement on Form SB-2 of SN Strategies Corp. for the registration of 1,025,000 shares of its common stock and to the incorporation therein of our report dated July 12, 2007, with respect to the financial statements of SN Strategies Corp., and to the reference to our firm under the caption “Experts” in the Prospectus.

Mendoza Berger & Company LLP

/s/ Mendoza Berger & Company LLP

Irvine, California
July 26, 2007